AMENDMENT
                             DATED AUGUST 27, 2008,
                                     TO THE
                       DISTRIBUTION PLAN - A-CLASS SHARES
                                       OF
                               RYDEX SERIES FUNDS,
                             DATED NOVEMBER 5, 2001,
                                   AS AMENDED

                                    EXHIBIT A

                               RYDEX SERIES FUNDS
                       DISTRIBUTION FEES - A-CLASS SHARES

RYDEX SERIES FUNDS

   Nova Fund
   Inverse S&P 500 Strategy Fund
   NASDAQ-100(R) Fund
   Inverse NASDAQ-100(R) Strategy Fund
   Mid-Cap 1.5x Strategy Fund
   Russell 2000(R) 1.5x Strategy Fund
   Government Long Bond 1.2x Strategy Fund
   Inverse Government Long Bond Strategy Fund
   U.S. Government Money Market Fund
   Europe 1.25x Strategy Fund
   Large-Cap Value Fund
   Large-Cap Growth Fund
   Mid-Cap Value Fund
   Mid-Cap Growth Fund
   Inverse Mid-Cap Strategy Fund
   Small-Cap Value Fund
   Small-Cap Growth Fund
   Inverse Russell 2000(R) Strategy Fund
   Strengthening Dollar 2x Strategy Fund
   Weakening Dollar 2x Strategy Fund
   Banking Fund
   Basic Materials Fund
   Biotechnology Fund
   Commodities Strategy Fund
   Consumer Products Fund
   Electronics Fund
   Energy Fund
   Energy Services Fund
   Financial Services Fund
   Health Care Fund
   Internet Fund
   Leisure Fund
   Precious Metals Fund
   Retailing Fund
   Real Estate
   Technology Fund
   Telecommunications Fund
   Transportation Fund
   Utilities Fund
   Sector Rotation Fund
   Multi-Cap Core Equity Fund
   Absolute Return Strategies Fund
   Hedged Equity Fund

   S&P 500 Fund
   Russell 2000(R) Fund
   Essential Portfolio Moderate Fund
   Essential Portfolio Conservative Fund
   Essential Portfolio Aggressive Fund
   Managed Futures Strategy Fund
   High Yield Strategy Fund
   Inverse High Yield Strategy Fund
   International Rotation Fund
   Japan 2x Strategy Fund
   Alternative Strategies Allocation Fund
   LONG/SHORT COMMODITIES STRATEGY FUND
   GLOBAL MARKET NEUTRAL FUND

                          ADDITIONS ARE NOTED IN BOLD.

DISTRIBUTION FEES

Distribution Services.........................   twenty-five basis points (.25%)

CALCULATION OF FEES

     Distribution fees are based on a percentage of the Funds' average daily net assets attributable to Shares of the Funds.